EXHIBIT 10.36


January 6, 2001



VIA FACSIMILE  81-728-32-8178



ONKYO CORPORATION
2-1, Nisshin-Cho, Neyagawa-Shi
Osaka 572-8450, Japan

Attention: Mr. Naoto Otsuki

Dear Mr. Otsuki:

     Thank you for the courtesies you extended to Mr. Shimojima and me on December 22nd during our visit to Japan. This letter confirms our agreement that the Share Purchase Agreement, as amended, by and among Global Technovations, Inc. ("GTI"), Onkyo America, Inc. ("Onkyo America"), Onkyo Corporation ("Onkyo") Onkyo Malaysia SDN.BHD. and Onkyo Europe Electronics GMBH, is further amended as described below. We appreciate that you recognize that the recent softening in the automobile industry has affected the anticipated results of operations of Onkyo America since GTI acquired it on August 31, 2000. As a gesture of your goodwill, Onkyo has agreed as follows:

     1. The Onkyo America inter-company obligations (including the $1,000,000 note) referred to in Section 17.01 of the Share Purchase Agreement currently due on May 31, 2001 have been extended to March 10, 2002;

     2. The note issued to Onkyo (the "Seller's Note") shall be modified by reducing the total of principal amount by $1,000,000. In addition, the interest which has accrued on the portion of the Seller's Note which is being forgiven shall be waived. The interest on the balance of the Seller's Note has been and shall continue to accrue in accordance with the terms of the Seller's Note.

     I am enclosing $10.00 checks from GTI and Onkyo America payable to Onkyo which serves as the formal consideration for your agreement.

     I am also asking Mr. Shinobu Shimojima to execute a copy of this agreement as President of Onkyo America.


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     Please execute a copy of this letter evidencing your agreement to its terms and facsimile it back to me at (561) 775-2668.

Sincerely yours,



William C. Willis, Jr., President
and Chief Executive Officer
Enclosures

WE HEREBY AGREE TO THE FOREGOING:

Onkyo Corporation


By: _______________________
      Naoto Otsuki, Chairman and
      Chief Executive Officer


Onkyo America, Inc.


By:  ________________________
       Shinobu Shimojima, President